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                                                                    Exhibit D-2

                     [The Korea Development Bank Letterhead]

                               POWER OF ATTORNEY

    The undersigned, the duly appointed Governor & Chairman of the Board of Directors of The Korea Development Bank ("KDB"), hereby constitutes and appoints Yun-Woo Lee, Wang-Kyung Kim, Sung-Ho Park, Ho In, Bong-Sik Choi and Man-Ho Yoon and each of them (with full power of substitution), the agents and attorneys-in-fact of the undersigned Governor & Chairman of the Board of Directors with full power in each of them acting alone to take the following actions on behalf of KDB and the undersigned Governor & Chairman of the Board of Directors:

    1. To sign a registration statement (the "Registration Statement") under Schedule B of the United States Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of debt securities consisting of debentures, notes and/or other evidence of indebtedness (the "Debt Securities") with or without warrants (the "Warrants") to purchase the Debt Securities and/or guarantees of obligations of third parties (the "Guarantees") to be issued from time to time by KDB and one or more amendments to the Registration Statement (including, without limitation, pre-effective or post-effective amendments thereto and amendments or supplements to the prospectus contained therein), and any registration statement or amendment filed pursuant to Rule 462(b) under the Securities Act and to cause the same to be filed with or, where permitted, transmitted for filing to the United States Securities and Exchange Commission, together with such exhibits and other documents as may be necessary or appropriate;

    2. To sign such applications, certificates, consents and other documents as may be necessary or appropriate from time to time in connection with the qualification of the Debt Securities, Warrants and Guarantees under the securities or Blue Sky laws of any of the states or other jurisdictions of the United States of America and to cause the same to be filed with the securities or Blue Sky commissions of such states or other jurisdictions; and

    3. To sign such other documents (including, without limitation, one or more Underwriting Agreements, Distribution Agreements, Fiscal Agency Agreements, Warrant Agreements, Guarantee Agreements, Listing Applications, Paying Agency Agreements and Appointments of Process Agents relating to the Debt Securities, Warrants or guarantees), to take such other actions and to do such other things as said agents and attorneys-in-fact or any of them, may deem necessary or appropriate, from time to time, in connection with the foregoing and in connection with the issuance and sale, from time to time, by KDB of the Debt Securities, Warrants or Guarantees.

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    IN WITNESS WHEREOF, the undersigned has executed this power of attorney on the 26th day of June, 2003.


                                              By:   /s/  Jichang Yoo
                                                  ------------------------------
                                                  Jichang Yoo
                                                  Governor & Chairman of the
                                                  Board of Directors
                                                  The Korea Development Bank